Exhibit l

1345 AVENUE OF THE AMERICAS, 11TH FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

January 14, 2015

Millennium Investment & Acquisition Company Inc.
301 Winding Road
Old Bethpage, NY 11804

Re: Registration Statement on Form N-2, File Nos. 333-199962 and 811-22156

Ladies and Gentlemen:

We have acted as legal counsel to Millennium Investment & Acquisition Company Inc., a Delaware corporation (the “Company”), in connection with the above-captioned registration statement (the “Registration Statement”), including the prospectus (the “Prospectus”) and the Statement of Additional Information contained therein, filed pursuant to the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”), relating to the distribution by the Company of rights (“Rights”) to purchase up to 2,739,958 shares of common stock, par value of $0.0001 per share (“Shares”) of the Company.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) and executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company. In addition, we have assumed that the Rights and Shares are to be offered and sold in the manner contemplated in the Prospectus.

Based upon and subject to the foregoing, we are of the opinion that:

1.
the Rights, when issued in accordance with the terms of the Rights Certificate (as defined in the Prospectus) and in the manner contemplated in the Prospectus, will be validly issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.	the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be legally and validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act and the 1940 Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion letter with the Securities and Exchange Commission (the “Commission”) as Exhibit l to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Counsel” in the Prospectus and in the Statement of Additional Information. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 or 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Ellenoff Grossman & Schole LLP
ELLENOFF GROSSMAN & SCHOLE LLP